USOO6101\81YA

UNITED STATES PATENT DeBaene et al.

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[11] Patent Number: 6,108,819 [45] Date of Patent: Aug. 29, 2000

[54] PANTS WITH DETACHABLE BACK SUPPORT

[76] Inventors: David DeBaene, 60 Peters La.; Steev Panneton, 358 Washington St., both of West Warwick, R.I. 02891

[21] App1. No.: 09/198,646 [22] Filed: Nov. 24, 1998

RELATED U.S. APPLICATION DATA

[63] Continuation of application No. 09/l03,894, Jun. 24, 1998.

[51] Int. CI.7 A61F 5102; A41D 1106; A41D 13/02
[52] U.S. CI. 2/227; 2/237; 2/44 [58] Field of Search 2144,227,231,
2/236, 237; 602/19

[52] U.S. CI. [58] FIELD OF SEARCH

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REFERENCES CITED
U.S. PATENT DOCUMENTS
4,813,080 311989 Toso .
4,833,730 511989 Nelson .
5,038,408 811991 Debaene .
5,105,474 4/1992 SKINNER .
5,157,790 10/1992 A1DRIDGE .
5,398,667 3/1995 WITT .
5,402,539 4/1995 HEWITT .
5,450,627 9/1995 GRI1LIOT ET A1.
5,471,680 12/1995 VESTERINEN .
5,634,215 6/1997 DEBAENE .
5-819.320 10/1998 JOLLA .

PRIMARY EXAMINER-JOHN J. Calvert
ASSISTANT EXAMINER-SHIRRA L. Jenkins
ATTORNEY, AGENT, OR FINN-WOLF, Greenfield & Sacks, P.C.

[57] ABSTRACT

Pants for use when performing work involving heavy lifting which providing removable back support to the wearer. The pants are constructed with an attachment apparatus, such as Velcro@ brand hook and loop type fastener material, affixed to the waist area. A back support is also provided which has an attachment apparatus designed to fasten securely to the attachment apparatus of the pants. While attached to the pants the back support is comfortable and remains in a supportive position, yet may be easily removed when unnecessary or when cleaning the pants.

15 CLAIMS, 3 DRAWING SHEETS